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                                                               EXHIBIT 10(xxii)
                                 AMENDMENT TO
                           NATIONAL DATA CORPORATION

                          1983 RESTRICTED STOCK PLAN


    Effective as of December 17, 1996, the Company's 1983 restricted Stock Plan is amended by deleting subparagraph (k) of paragraph 2 of the Plan and substituting in lieu thereof the following:

(k)  Subsidiary shall be interpreted by the Committee as including any wholly or
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     majority owned corporation, partnership, limited liability company or other similar legal entity owned in whole or in majority part by the Company.